Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 18, 2020 relating to the financial statements of PG&E Corporation and the effectiveness of PG&E Corporation’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of PG&E Corporation for the year ended December 31, 2019.

/s/ DELOITTE & TOUCHE LLP

San Francisco, California

June 29, 2020